EXHIBIT 10.30

DATALINK CORPORATION
2007 EXECUTIVE AND KEY EMPLOYEE BONUS PLAN

This Bonus Plan applies to the following executives and key employees who remain employed with Datalink throughout all of 2007 (the “Covered Employees”):  Charles B. Westling, Gregory T. Barnum, Robert R. Beyer, Mary E. West, Thomas Sylvester and Scott D. Robinson.

1.             In General.  Each Covered Employee is entitled to a cash bonus (the “Bonus”) based on attainment during 2007 of a particular financial milestone (the “Financial Milestone”) and subjective milestones (the “Subjective Milestones”).  The Bonus is computed as a percentage (the “Target Bonus Percentage”) of the Covered Employee’s base salary for 2007 as established by (or in accordance with the rules of) Datalink’s Compensation Committee (the “Base Salary”).

2.             Financial Milestone.  A portion of the Bonus is based upon achievement of the Financial Milestone (the “Financial Bonus Portion”).  A Covered Employee will earn the Financial Bonus Portion independently of whether the Covered Employee earns any Bonus amount based upon achievement of the Subjective Milestones (the “Subjective Bonus Portion”).  The Financial Milestone for 2007 will be management’s proposed budgeted amount of 2007 earnings from operations, as approved by Datalink’s Board of Directors.  The Board may, in its sole discretion, adjust the Financial Milestone (up or down) for any equitable reason, upon the advice of counsel.  Without limitation, the Board may adjust the Financial Milestone as it so determines if the Board authorizes a material deviation in management’s budget and business plan during the year, if Datalink makes any additional acquisitions during 2007 or if Datalink changes its capital structure.

(a)           Measuring Performance Against the Financial Milestone.  For purposes of determining the percentage level of achievement against the Financial Milestone, “earnings from operations” is Datalink’s earnings from operations as publicly reported for 2007 in the earlier of (i) a filing with the U.S. Securities and Exchange Commission (the “SEC”) on Form 8-K or (ii) Datalink’s annual report filed with the SEC on Form 10-K.

(b)           Computing the Financial Bonus Portion.  Datalink will pay no Financial Bonus Portion if Datalink does not achieve at least 80% of the Financial Milestone (the “Minimum Financial Bonus Threshold”).  If Datalink achieves the Minimum Financial Bonus Threshold, the Financial Bonus Portion for a Covered Employee is computed as follows:

FBP = (BS) X (TBP) X (0.75) X (P), where

“FBP” is the Financial Bonus Portion payable, “BS” is the Covered Employee’s 2007 Base Salary, “TBP” is the Target Bonus Percentage for the Covered Employee and “P” is a sliding percentage based on the level of achievement of the Financial Milestone as shown in the chart below.

Financial Bonus Portion

Percentage of Financial Milestone Target Achieved	“P” for Purposes of Computing the Financial Bonus Portion
80%	20%
90%	60%
100%	100%
110%	110%
120%	120%
130%	130%
140%	140%
150%+	150%

If Datalink achieves a percentage of the Financial Milestone target between two specified percentages above, the related “P” will increase proportionally between the two percentage levels.

3.             Subjective Milestones.  The Subjective Bonus Portion of the Bonus is based upon achievement of the Subjective Milestones.  A Covered Employee will earn the Subjective Bonus Portion independently of whether the Covered Employee earns any Financial Bonus Portion.

(a)           Description of the Subjective Milestones.  The Subjective Milestones for 2007 are:

(i)            Recruiting and Organizational Structure.

(ii)           Sales Processes

(iii)          Sales Organization Productivity.

(iv)          Employee Development and Retention.

(v)           Service Offerings.

(vi)          MCSI Integration.

(b)           Measuring Performance Against the Subjective Milestones.  For each Covered Employee, Datalink’s Compensation Committee will solely determine in its discretion the percentage level of achievement made during 2007 against the Subjective Milestones.  In making its determination, the Compensation Committee need give no particular weighting or preference to any one or group of the Subjective Milestones.  In its discretion, the Compensation Committee may assign a different percentage level of Subjective Milestone achievement to each Covered Employee.

(c)           Computing the Subjective Bonus Portion.  Datalink will pay no Subjective Bonus Portion to a Covered Employee if the Compensation Committee determines that the employee achieved less than 80% of the Subjective Milestones (the “Minimum Subjective Bonus Threshold”).  If a Covered Employee achieves the Minimum Subjective Bonus Threshold, the Subjective Bonus Portion for a Covered Employee is computed as follows:

SBP = (BS) X (TBP) X (0.25) X (P), where

“SBP” is the Subjective Bonus Portion payable, “BS” is the Covered Employee’s 2007 Base Salary, “TBP” is the Target Bonus Percentage for the Covered Employee and “P” is a sliding percentage based on the level of achievement of the Subjective Milestones as shown in the chart below.

Subjective Bonus Portion

Percentage of Subjective Milestones Target Achieved	“P” for Purposes of Computing the Subjective Bonus Portion
80%	20%
90%	60%
100%	100%
110%	110%
120%	120%
130%	130%
140%	140%
150%+	150%

If the Compensation Committee determines that a Covered Employee has achieved a percentage of the Subjective Milestones target between two specified percentages above, the related “P” will increase proportionally between the two percentage levels.

4.             Payment.  Each Bonus amount, if any, is payable within 15 days after Datalink publicly reports its 2007 financial results by (i) a filing with the SEC on Form 8-K or, if earlier, (ii) filing its annual report with the SEC on Form 10-K.  Datalink will withhold regular payroll taxes from any Bonus payments made.